UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

GOLDEN GATE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 2490 Napa, California 94558 (707) 255-9890
(Address and telephone number of principal executive offices, including zip code)

14 Wall Street, 20th Floor, New York, New York 10005
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

A change in control of Golden Gate Homes, Inc. (the "Company") occurred on June 18, 2013 when TA Partners, Inc., a privately held Nevada corporation (“TAP”), acquired the following shares from the persons indicated below:

*	1,173,435 shares of the Company’s common stock from Steven Gidumal,
*	1,173,435 shares of the Company’s common stock from Brandon Birtcher,
*	An aggregate of 1,173,435 shares of the Company’s common stock from two trusts, The Wilkens 2000 Trust and The Wilkens 2003 Trust (the “Wilkens Trusts”), of which Tim Wilkens is the trustee,
*	45,606 shares of the Company’s common stock from a former officer of the Company, and
*	50,000 shares of the Company’s common stock from an unrelated third party.

These shares aggregate to a total of 3,615,911 shares of common stock, representing approximately 94.2% of the outstanding shares of the Company’s common stock and the controlling interest in the Company.

The purchase prices paid were as follows:

*	$100,000 to Mr. Gidumal,
*	$60,000 to Mr. Birtcher,
*	$280,000 in cash and two convertible promissory notes in an aggregate amount of $400,000 (the “Convertible Notes”) to the Wilkens Trusts,
*	$10,000 to the former officer of the Company, and
*	$17,500 to the unrelated third party.

Of the $100,000 consideration paid to Mr. Gidumal, $40,000 was paid to Mr. Gidumal as a settlement of outstanding accrued remuneration of the Company, pursuant to which Mr. Gidumal agreed to waive all claims against the Company for any circumstances that existed prior to the closing of the sale of Mr. Gidumal’s shares of common stock of the Company to TAP.  In addition, prior to the consummation of the purchase of Mr. Gidumal’s shares of common stock of the Company, the Company formed a wholly owned subsidiary (the “Subsidiary”) and named Mr. Gidumal sole director and sole officer of the Subsidiary.  The Company assigned to the Subsidiary all of the Company’s asset management agreements, and the Subsidiary assumed all of the liabilities past, present and future with regard to such management contracts.  As soon as the Company is able to do so without being required to obtain stockholder approval and to file a Current Report on Form 8-K reporting on the same, TAP shall cause the Company to assign to Mr. Gidumal all of the outstanding stock in the Subsidiary without any representations, warranties or indemnities, for nominal consideration.

In connection with the sale of their shares of the Company’s common stock to TAP, the Wilkens Trusts granted releases (the “Releases”) to TAP and the Company from any and all claims that the Trusts had or may have had arising out of, based upon, or attributable to or relating to any amount that the Trusts advanced to, or expense paid by the Wilkens Trusts on behalf of, the Company.  Of the $280,000 in cash and $400,000 in Convertible Notes paid by TAP to the Wilkens Trusts, $60,000 was paid in consideration for the shares of the Company’s common stock purchased from the Wilkens Trusts, and the remaining consideration was paid for the Releases.

Verdom Realty Management LLC, a Delaware limited liability company (“Verdom”), owns all of the outstanding shares of stock of TAP.  Verdom Limited, a British Virgin Islands business company, owns all of the outstanding shares of Verdom, and a nominee shareholder holds all of outstanding shares of Verdom Limited for the benefit of Vitaly Nistratov.  The funds for the purchase of the shares came personally from Mr. Nistratov.  TAP purchased the shares to pursue a business opportunity through the Company.  More information about this business opportunity will be contained in another Current Report on Form 8-K to be filed in the future.

The selling stockholders, on the one hand, and TAP, on the other hand, have not entered into any arrangements or understandings with respect to the election of directors or other similar matters, other than in two respects.  First, Mr. Gidumal agreed to continue to serve as a Company director until the Company complies with Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 thereunder for any subsequently elected Company directors.  Second, the Wilkens Trusts and TAP entered into an agreement with regard to the election of directors of the Company, which provides that in further consideration of the Trusts’ sale of the shares of the Company’s common stock to TAP, TAP will use its best efforts to cause the Board of Directors of the Company to have an even number of members, and that the nominees of the Trusts shall constitute one-half of the members of the Board of the Company.

In connection with the transaction described in the preceding paragraph, the following events occurred:

*
Tim Wilkens was elected to the Board and named Chairman of the Board, to serve along with Steven Gidumal, who resigned as Chairman of the Board but remains as the second director.  For more information about the new director, see "ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS” below.

*	Steven Gidumal, the sole officer of the Company, resigned, and the Company elected the following persons:

Officer	Offices

Tim Wilkens	Chairman of the Board & Chief Executive Officer

Alexander Nistratov	President

James Sayler	Senior Vice President, Chief Financial Officer & Assistant Secretary

For more information about the new officers, see "ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS” below.

*
Pursuant to the agreement to purchase the shares of the Company’s common stock owned by Steven Gidumal, TAP agreed to take all action necessary to cause the Company to change its corporate name.  The Company has not yet selected a new corporate name to propose to its stockholders, but expects to do so in the near future.  Further information will be included in a filing that the Company expects to make with the U.S. Securities and Exchange Commission (the “SEC”) in the near future.  Moreover, the Company expects to consider adding additional members to its Board of Directors.  It is expected that one of the new directors will be Alexander Nistratov, who is the son of Vitaly Nistratov and is the sole director and President of TAP.  Information with respect to any proposed new directors will be included in an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder that the Company may make with the SEC in the near future.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective June 18, 2013, Steven Gidumal resigned as the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer but remains on the Company’s Board of Directors. This resignation was not a result of any disagreement with the Company.  Tim Wilkens was elected to the Board, and the Company elected a new slate of officers as indicated in the following table:

Name	Age	Positions

Tim Wilkens	53	Chairman of the Board & Chief Executive Officer

Alexander Nistratov	37	President

James Sayler	70	Senior Vice President, Chief Financial Officer & Assistant Secretary

The following is the background of Messrs. Wilkens, Nistratov and Sayler:

Tim Wilkens.  For the past 14 years, Mr. Wilkens has served as President of Great Western Holdings, Inc.  Great Western Holdings, Inc. is a business that is the western United States development partner for Wyndham Worldwide, and in the past has partnered or been approved as a partner for Fairmont Hotels, Marcus Hotels and Shell Vacations.  From March 2010 until August 2011, Mr. Wilkens served as a director of the Company.  Mr. Wilkens has been involved in residential and commercial property development since the early 1980s.  His projects have included class A office developments, residential housing, multifamily housing, hotels, resorts and fractional housing.  Mr. Wilkens led several successful ventures that purchased distressed real estate in Texas from 1987 to 1990.  Mr. Wilkens has a University Teaching Credential issued by the State of California and has studied at San Jose State University and also at the University of California at Berkeley.

Alexander Nistratov.  Mr. Nistratov, who is the son of Vitaly Nistratov, is the President and sole director of TAP.  Mr. Nistratov has been International Business Director for Martell Capital Group LLC/ Irongate in Los Angeles, California since January 2011, where he has focused on project management in construction, development and engineering.  From January 2008 to January 2011, Mr. Nistratov was a Commercial Director for AppleGreen, an investment and financial company in Moscow, where he was head of the international projects group, and also had roles in business development and project management in the firm’s real estate division.  Mr. Nistratov has a bachelor’s degree from Moscow State Institute for International Relations.

James M. Sayler.  Mr. Sayler was Chief Financial Officer of Abowd & Rose Financial Group in Carson City, Nevada, a financial advisory firm, from July 2012 to January 2013.  From April 2011 to June 2012, he served as a financial advisor with Merrill Lynch in Reno, Nevada.  From October 2010 to April 2011, he was an independent real estate consultant, serving as part-time Chief Financial Officer for a single family home development project in Tahoe Vista, California.  From May 2008 to October 2010, he was Chief Financial Officer of SWD Communities LLC in Irving, California, a residential home building and development company.  Mr. Sayler has a broad background in real estate and corporate finance, and has significant experience in home building, industrial/commercial development and master planned communities.  Mr. Sayler received his B.B.A. in economics from the University of Cincinnati and his M.B.A. from Harvard University.

Mr. Wilkens is expected to serve initially on the Company’s Nominating and Governance Committee.  The Company’s Board of Directors has a standing Audit Committee, but no member is currently serving on it.  The Company’s Board of Directors has not established any standing Compensation Committee.  The Board of Directors will form a Compensation Committee at the appropriate time.

The Company has not established standard compensation arrangements for its directors, and the compensation, if any, payable to each individual for his or her service on the Company’s Board will be determined (for the foreseeable future) from time to time by the Board of Directors based upon the amount of time expended by each of the directors on the Company’s behalf.

On June 18, 2013, the Company and James Sayler (“Mr. Sayler”), the Company’s Chief Financial Officer, entered into an Executive Employment Agreement (the “Employment Agreement”), which agreement was approved by the Board of Directors. Under the terms of the Employment Agreement, which provides for at-will employment of Mr. Sayler, Mr. Sayler will receive an annual salary of $84,000.  Mr. Sayler received no equity grants in connection with the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.

As of the date of this Report, the Company has not decided upon the remuneration that it will pay to its newly elected officers other than Mr. Sayler. The Company does not expect to pay any such remuneration (other than expense reimbursements) until the new slate of directors has been elected to the Board after the filing with the SEC of an Information Statement pursuant to Section 14(f) of the Exchange Act. Management expects that the Company will start to pay management salaries to its other executive officers at market levels, consistent with any restrictions on salaries imposed by investors providing additional funds.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

10.1	Employment Agreement, dated as of June 18, 2013, between the Company and James Sayler.

10.2
Agreement Regarding The Board of Directors of Golden Gate Homes, Inc. dated May 30, 2013 (but effective as of June 18, 2013, per a separate agreement) by TA Partners, Inc. in favor of The Wilkens 2000 Trust and The Wilkens 2003 Trust.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GATE HOMES, INC. (Registrant)

Date: June 24, 2013	By:	/s/ Tim Wilkens
Tim Wilkens
Chief Executive Officer